UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2014

Ixia

(Exact name of registrant as specified in its charter)

California	000-31523	95-4635982
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

26601 W. Agoura Road, Calabasas, California	91302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 818.871.1800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ixia (the “Company”) announced on August 21, 2014, that its Board of Directors (the “Board”) has appointed Bethany Mayer as the Company’s President and Chief Executive Officer and as a member of the Board, effective the day after the Company becomes current in making its periodic filings with the Securities and Exchange Commission (the “SEC”). The Company is currently delayed in the filing with the SEC of its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014.

Ms. Mayer, 52, has served since February 2014 as senior vice president and general manager of the Network Functions Virtualization business of Hewlett-Packard Company (“HP”), a multinational information technology company. From May 2011 until May 2014, Ms. Mayer was senior vice president and general manager of HP’s Networking Business unit. Prior to that, from March 2010 until May 2011, Ms. Mayer was vice president, marketing and alliances for HP’s Enterprise Servers Storage and Networking Group. Prior to joining HP, Ms. Mayer served from June 2007 until February 2010 as senior vice president of worldwide marketing and corporate development at Blue Coat Systems, Inc., a provider of security and networking solutions.

In connection with Ms. Mayer’s appointment as the Company’s President and Chief Executive Officer, the Company and Ms. Mayer entered into an employment offer letter agreement dated as of August 8, 2014 and effective as of August 13, 2014, which employment offer letter agreement was subsequently amended (as amended, the “letter agreement”).

Under the terms of the letter agreement, Ms. Mayer will be paid an initial annual base salary of $650,000. She will be paid a guaranteed cash bonus for 2014 in the amount of $500,000 in lieu of participation in any senior officer bonus plan of the Company for 2014. The Company will also pay to Ms. Mayer an additional cash bonus (the “Equity-Based Bonus”) in an amount equal to the in-the-money value of the unvested HP equity awards that were held by Ms. Mayer as of the date of the letter agreement and that would have vested between the date of termination of her employment at HP and December 31, 2014 had she remained with HP. The amount of the Equity-Based Bonus will be calculated based on the closing sales price of a share of HP common stock on the effective termination date of Ms. Mayer’s employment with HP. Assuming the closing sales price of HP common stock on such date is equal to the closing sales price on August 20, 2014, the Company estimates that the Equity-Based Bonus will be in the amount of approximately $2,400,000. If at any time prior to October 1, 2015, Ms. Mayer voluntarily terminates her employment with the Company or is terminated for “cause” as such term is defined in the Company’s 2009 Officer Severance Plan (As Amended and Restated effective January 1, 2009) as amended (as amended, the “2009 OSP”), the Equity-Based Bonus is subject to forfeiture. Any such forfeiture would be on a pro rata basis based on the number of months of Ms. Mayer’s service to the Company.

Ms. Mayer will be eligible to participate in the Company’s senior officer bonus plan for 2015 as such plan may be approved by the Board or by the Compensation Committee of the

Board (the “Compensation Committee”). Pursuant to the letter agreement, Ms. Mayer’s target and maximum cash bonus opportunities under such plan will be equal to 100% and 200%, respectively, of her 2015 annual base salary, and the extent to which a bonus is earned will be based on the extent to which the Company achieves certain financial targets for its 2015 fiscal year.

In accordance with the terms of the letter agreement, within 30 days after the commencement of Ms. Mayer’s employment with the Company, Ms. Mayer will also be granted, subject to the approval of the Compensation Committee, nonstatutory stock options (“NSOs”) to purchase 700,000 shares of the Company’s Common Stock. The NSOs will be granted under the Company’s Second Amended and Restated 2008 Equity Incentive Plan. The exercise price of the NSOs will be equal to the closing sales price of the Company’s Common Stock on the date of grant of the NSOs. The NSOs will vest as to 175,000 shares on the one-year anniversary of the commencement of Ms. Mayer’s employment with the Company and, as to the remaining 525,000 shares, will vest in 12 equal quarterly installments thereafter as long as Ms. Mayer remains an employee of the Company.

Pursuant to the letter agreement, the Company expects to grant to Ms. Mayer in 2015 an annual equity incentive award in the range of from 300,000 to 400,000 option equivalents. The specific types and amounts of the awards will be determined by the Compensation Committee.

Ms. Mayer will be entitled to participate in the Company’s benefits programs which are generally available to the Company’s executive officers (e.g., medical, dental and life insurance benefits) and in the 2009 OSP. She will be entitled to reimbursement of certain commuting costs on an ongoing basis, but she will not receive any relocation benefits.

The Company and Ms. Mayer are also expected to enter into the Company’s standard form of Indemnity Agreement for its executive officers and directors.

The Company’s 2009 OSP and Amendment No. 1 thereto are filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 7, 2009 and as Exhibit 10.6 to the Company’s Annual Report on Form 10-K filed with the SEC on April 4, 2013, respectively. The form of the Company’s Indemnity Agreement for its directors and executive officers is filed as Exhibit 10.5 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (Reg. No. 333-42678), as filed with the SEC on September 5, 2000.

There are no family relationships between Ms. Mayer and any director or executive officer of the Company, there are no arrangements or understandings between Ms. Mayer and any other persons pursuant to which Ms. Mayer was appointed as a director of the Company, and there are no related party transactions between the Company and Ms. Mayer that are required to be disclosed under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On August 21, 2014, the Company issued a press release announcing the appointment of Bethany Mayer as the President and Chief Executive Officer of the Company as described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information in this Item 7.01 and in Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act unless specifically stated by the Company.

Item 9.01.   Financial Statements and Exhibits

(d)	Exhibits

The following Exhibit is furnished as a part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release dated August 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia

Dated: August 21, 2014	By:	/s/ Brent Novak
Brent Novak
Acting Chief Financial Officer and Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 21, 2014

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